UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 10, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.

            On January 11, 2007, Penn Virginia Corporation issued the following press release:

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact: James W. Dean, Director, Investor Relations

Ph: (610) 687-7531 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA CORPORATION
ANNOUNCES RESIGNATION OF DIRECTOR

RADNOR, PA (BusinessWire) January 11, 2007 - Penn Virginia Corporation (NYSE: PVA) announced that, effective as of January 10, 2007, Merrill A. Miller, Jr. has resigned from the Company's Board of Directors. Mr. Miller had been a director since February 2006.

A. James Dearlove, President and Chief Executive Officer, said "We wish Pete well in his future ventures and appreciate his service as director for the past year."

******

Headquartered in Radnor, PA and a member of the S&P SmallCap 600 Index, Penn Virginia Corporation (NYSE: PVA) is an independent natural gas and oil company focused on the exploration, acquisition, development and production of natural gas reserves. PVA also owns approximately 82% of Penn Virginia GP Holdings, L.P. (NYSE: PVG), the owner of the general partner and the largest unit holder of Penn Virginia Resource Partners, L.P. (NYSE: PVR), a manager of coal properties and related assets and the operator of a midstream natural gas gathering and processing business. For more information about PVA, visit the Company's website at www.pennvirginia.com.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Executive Vice President and General Counsel